UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported)    November 19, 2018

AVNET, INC.
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On November 16, 2018, Avnet, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (“Annual Meeting”). The four proposals submitted to a vote of the shareholders are described in the Company’s Proxy Statement, as supplemented, in connection with the Annual Meeting. As of September 18, 2018, the record date, there were a total of 114,084,560 shares of common stock outstanding and entitled to vote at the Annual Meeting. Of the common stock entitled to vote, 104,876,439, or approximately 91.92% of the common stock, were represented in person or by proxy, which constituted a quorum under the Company’s By-Laws. Set forth below is a brief description of each matter voted on at the Annual Meeting, how the votes were cast and the final voting results with respect to each such matter.

Proposal 1 – Election of ten director nominees to serve on the Board of Directors until the next annual meeting and until their successors have been elected and qualified.

Director Nominees	For	Against	Abstain	Broker Non-Votes
Rodney C. Adkins	93,610,413	7,166,513	109,868	3,989,645
William J. Amelio	100,444,005	339,021	103,768	3,989,645
Michael A. Bradley	100,370,154	410,088	106,552	3,989,645
R. Kerry Clark	96,088,583	4,689,547	108,664	3,989,645
Brenda L. Freeman	100,550,018	287,883	48,893	3,989,645
Jo Ann Jenkins	100,550,830	288,953	47,011	3,989,645
Oleg Khaykin	87,486,216	13,349,517	51,061	3,989,645
James A. Lawrence	99,694,058	1,087,249	105,487	3,989,645
Avid Modjtabai	100,292,067	486,462	108,265	3,989,645
William H. Schumann III	100,459,441	376,684	50,669	3,989,645

The shareholders elected all ten of the director nominees.

Proposal 2 – To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
95,004,753	5,793,328	88,713	3,989,645

The shareholders approved on a non-binding advisory basis executive compensation.

Proposal 3 – To approve the proposal to amend and restated the Avnet Employee Stock Purchase Plan (“ESPP”) to, among other things, increase the number of shares authorized for issuance under the ESPP by 500,000 shares.

For	Against	Abstain	Broker Non-Votes
100,096,113	721,768	68,913	3,989,645

The shareholders approved the amended and restated ESPP.

Proposal 4 – To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2019.

For	Against	Abstain
102,952,580	1,876,419	47,440

The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

Item 8.01   Other Events.

On November 16, 2018, the Company issued a press release announcing the appointment of Mr. Adkins as Chairman of the Board of Directors, effective following the Annual Meeting. Mr. Schumann who previously served as Chairman will continue to serve as a director. The press release also announced that newly elected director Ms. Freeman was appointed to serve on the Audit and Corporate Governance Committees. The press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release dated November 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2018	AVNET, INC.

	By:	/s/ Thomas Liguori
Name: Thomas Liguori
Title: Chief Financial Officer